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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of Wave Technologies International, Inc. (the "Company") on Form S-8 (Nos. 33-86342, 33-98462 and 333-46757) of our report dated June 4, 1999, appearing in the Annual Report on Form 10-K of Wave Technologies International, Inc. for the year ended April 30, 1999.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company, included in Item
14. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

St. Louis, Missouri
July 26, 1999

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